Articles of Incorporation
                               (PURSUANT TO NRS 78

                                 STATE OF NEVADA
                               Secretary of State

1.     NAME  OF  CORPORATION:  ASIA  PROPERTIES,  INC.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name  of  Resident  Agent:  The  Corporation  Trust  Company  of  Nevada.
     Street  Address:  One,  East  First  Street,  Reno,  Nevada  89501

3. SHARES: (Number of shares the corporation is authorized to issue) Number of shares with par value: 50,000,000 Par Value: $0.001 Number of shares without par value: 0

4.  GOVERNING  BOARD:  Shall  be  styled  as  (check  one):  X  Directors
Trustees

5. PURPOSE: (optional - see reverse side) The purpose of the corporation shall be:

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78.- You may include additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of this additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signature must be notarized) (Attach additional pages if there are more than two incorporators.)


Christie  L.  Gomez                                  Katrina  M.  Reyes
Name  (print)                                        Name  (print)

818  W. Seventh St., 2nd Fl. Los Angeles CA 90017    818 W. Seventh St., 2nd Fl. Los Angeles CA 90017
Address                      City/State/Zip          Address                     City/State/Zip

Signature                                            Signature

State of California County of Los Angeles            State of  California County of Los  Angeles
This instrument was acknowledged before me on        This instrument was acknowledged before me on
April 6, 1998 by                                     April 6, 1998 by

Christie L. Gomez Name of Person as Incorporator     Katrina M. Reyes Name of Person as Incorporator
of Asia Properties, Inc.                             of Asia Properties, Inc.
(name of party on behalf of                          (name of party on behalf of
whom instrument was executed)                        whom instrument  was  executed)

See  attached  Sheet                                 See  attached  Sheet
Notary  Public  Signature Yadira H. Garcia           Notary Public Signature Yadira H. Garcia
(affix  notary  stamp  or  seal)                     (affix  notary  stamp  or  seal)


8.     CERTIFICATE  OF  ACCEPTANCE  OF  APPOINTMENT  OF  RESIDENT  AGENT:

The Corporation Trust Company of Nevada hereby accept appointment as resident agent for the above named corporation.

The  Corporation  Trust  Company  of  Nevada  By:
Stephanie  A.  Brooks                                      April  6,  1998
Signature  of  Resident  Agent  (Assistant  Secretary)     Date